EXHIBIT 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of American Century Mutual Funds, Inc. of our report dated December 15, 2008, relating to the financial statements and financial highlights of American Century Mutual Funds, Inc., including Growth Fund, and of our report dated January 14, 2009, relating to the financial statements and financial highlights of American Century World Mutual Funds, Inc., including Life Sciences Fund and Technology Fund, appearing in the respective Annual Reports on Form N-CSR of American Century Mutual Funds, Inc. for the year ended October 31, 2008, and of American Century World Mutual Funds, Inc. for the year ended November 30, 2008, in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in the Prospectus, which is also part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri
January 26, 2009